EXHIBIT 32.01

                  CERTIFICATION BY CHIEF EXECUTIVE OFFICER &
                            CHIEF FINANCIAL OFFICER

I, Michael Pacult, the Chief Executive Officer and Chief Financial Officer of Belmont Capital Management, Inc. as general partner of Bromwell Financial Fund, L.P., certify that (i) Amendment No. 1 to the Form 10-Q for the period ended March 31, 2007 of Bromwell Financial Fund, L.P. fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in Amendment No. 1 to the Form 10-Q for the period ended March 31, 2007 fairly presents, in all material respects, the financial condition and results of operations of Bromwell Financial Fund, L.P.


BROMWELL FINANCIAL FUND, LIMITED PARTNERSHIP
By:	Belmont Capital Management, Inc., General Partner


By: /s/ Michael Pacult
Michael Pacult
Chief Executive Officer &
Chief Financial Officer

Date:	February 8, 2008

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